NEOS ETF TRUST 485BPOS

Exhibit 99. (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 30, 2025, relating to the consolidated financial statements and consolidated financial highlights of NEOS Bitcoin High Income ETF, and relating to the financial statements and financial highlights of NEOS Enhanced Income 1-3 Month T-Bill ETF, NEOS Enhanced Income 20+ Year Treasury Bond ETF, NEOS Enhanced Income Aggregate Bond ETF, NEOS Enhanced Income Credit Select ETF, NEOS Nasdaq-100 ® Hedged Equity Income ETF, NEOS Nasdaq-100® High Income ETF, NEOS Real Estate High Income ETF, NEOS Russell 2000® High Income ETF, NEOS S&P 500® Hedged Equity Income ETF, and NEOS S&P 500® High Income ETF, each a series of NEOS ETF Trust, which are included in Form N-CSR for the year or period ended May 31, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Management and Other Service Providers”, “Organization and Management of the Wholly Owned Subsidiary” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

September 29, 2025